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                                                                     EXHIBIT  23

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-96887, 33-48831 and 33-35810) pertaining to the Stock Option Plans and Employees' Stock Purchase Plan of Bowne & Co., Inc. and in the related Prospectuses of our report dated December 9, 1994 on the consolidated financial statements and schedule of Bowne & Co., Inc. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended October 31, 1994.

                                                  ERNST & YOUNG LLP

New York, New York
January 24, 1995